Exhibit 10.1

MIDDLEBURG FINANCIAL CORPORATION

EXECUTIVE RETIREMENT PLAN

Effective July 1, 2004
As Amended and Restated
Through April 28, 2010

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

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Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

6.03	Limitation on Amendment, Termination, etc.	9
6.04	Effect of Plan Termination	9

ARTICLE VII OTHER BENEFITS AND AGREEMENTS		10

ARTICLE VIII RESTRICTIONS ON TRANSFER OF BENEFITS		11

ARTICLE IX ADMINISTRATION OF THE PLAN		12

9.01	The Board	12
9.02	Indemnification of the Board	12
9.03	Powers of the Board	12
9.04	Information	12
9.05	Claims Procedure	12

ARTICLE X MISCELLANEOUS		13

10.01	Binding Nature	13
10.02	Governing Law	13
10.03	Construction	13

ARTICLE XI ADOPTION		14

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Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

INTRODUCTION

The Board of Directors of Middleburg Financial Corporation adopted the Executive Retirement Plan, effective July 1, 2004, for the purpose of supplementing the retirement benefits payable under the Corporation’s tax-qualified plans for the Corporation’s Chief Executive Officer.

The Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a “select group of management or highly compensated employees” (as such phrase is used in the Employee Retirement Income Security Act of 1974).  The Plan must be administered and construed in a manner that is consistent with that intent.

Effective January 1, 2005, any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as comply with the applicable requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations thereunder to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2).  Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted.

It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder).  The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder) and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

ARTICLE I
DEFINITIONS

The following phrases or terms have the indicated meanings:

1.01           Affiliate

Affiliate means (i) any entity that is a member of a controlled group of corporations as defined in Code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(c), of which the Corporation is a member according to Code section 414(b); (ii) an unincorporated trade or business that is under common control with the Corporation as determined according to Code section 414(c); or (iii) a member of an affiliated service group of which the Corporation is a member according to Code section 414(m).

1.02           Beneficiary

Beneficiary means the person, persons, entity, entities or the estate of a Participant entitled to receive benefits under the Plan in accordance with a properly completed beneficiary designation form.  If a Participant fails to complete a beneficiary designation form, or the form is incomplete, Beneficiary means the Participant’s estate.  A Participant may amend or change his Beneficiary designation in accordance with procedures established by the Board.

1.03           Board

Board means the Board of Directors of Middleburg Financial Corporation.

1.04           Code

Code means the Internal Revenue Code of 1986, as amended.

1.05           Corporation

Corporation means Middleburg Financial Corporation.

1.06           Disability or Disabled

Disability or Disabled shall mean the is Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

1.07           Eligible Employee

Eligible Employee means an individual (i) who is employed by the Corporation or an Affiliate and (ii) who is a member of management or is a highly compensated employee.

1.08           Final Pay

Final Pay means the average of the Participant’s monthly cash compensation, including bonuses or commissions, and any pre-tax deferrals under any plan sponsored by the Corporation, and excluding any income recognized from the exercise of nonstatutory stock options, vesting of restricted stock or other extraordinary payments from the Corporation, for the thirty-six completed calendar months of employment ending December 31, 2009, multiplied by twelve.

1.09           Participant

Participant means an Eligible Employee who is designated by the Board to participate in the Plan in accordance with Article II.  An individual shall remain a Participant only so long as the individual remains an Eligible Employee and his designation as a Participant has not been revoked or rescinded.

1.10           Plan

Plan means the Middleburg Financial Corporation Executive Retirement Plan.

1.11           Retirement

Retirement means termination of employment from the Corporation on or after age 65.

1.12           Retirement Plan

Retirement Plan means the tax-qualified defined benefit retirement plan sponsored by the Corporation in which the Participant is a member.

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

ARTICLE II
PARTICIPATION

An Eligible Employee who is designated to participate in the Plan by the Board shall become a Participant in the Plan as of the date specified by the Board.  A Participant shall continue to participate until such date as the Board may declare he is no longer a Participant or until the date that he is no longer an Eligible Employee.

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

ARTICLE III
BENEFITS
3.01           Amount of Benefit

(a)           Upon Retirement, a Participant shall be entitled to an annual Retirement benefit equal to (1) minus (2), (3), (4) and (5) below where:

(1)           equals the Participant’s Final Pay times 55%;

(2)           equals the benefit payable under the Retirement Plan calculated as a 15-year certain and life annuity using the actuarial assumptions under the Retirement Plan, assuming the benefit under the Retirement Plan commences as of January 1, 2010, whether or not the Participant is receiving benefits on that date;

(3)           equals the annual benefit payable to the Participant at his Social Security Retirement Age under the Federal Social Security Act as in effect on December 31, 2009, assuming that the Participant had continued in the employ of the Corporation until December 31, 2009 and whether or not the Participant is currently receiving such benefit;

(4)           equals the annual benefit determined as a 15-year period certain and life annuity that would be payable to the Participant based on the Participant’s account balance under the Middleburg Financial Corporation 401(k) Savings Plan as of December  31, 2009, plus an additional amount, assuming the Participant had contributed to such plan at the maximum rate allowable by law and the terms of the Plan through December 31, 2009 (less the amount actually contributed) and that such additional amount is credited with earnings based on a weighted return of 60% investment in the S & P 500 Index and 40% investment in the Lehman Aggregate Bond Index; and

(5)           equals the annual benefit determined as a 15-year period certain and life annuity and as of December 31, 2009, under any other nonqualified retirement plan sponsored by the Corporation in which the Participant is a member.

(b)           A Participant’s benefit under subsection (a) above shall be payable in equal or substantially equal quarterly installments as a 15-year period certain and life annuity.

3.02           Timing of Payment

(a)           The payment of any benefit under this Article shall begin as of the first day of the month following the date of the Participant’s “separation from service” (within the meaning of Code section 409A and Treasury Regulations thereunder) with the Company, other than in the event of Participant’s Disability, which shall be governed by Plan section 3.03.  Notwithstanding the foregoing, if a Participant is a “specified employee” within the meaning of Code section 409A and Treasury Regulations thereunder on the date of his or her separation from service, benefits under this Plan will commence on the first day of the month following the six-month

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

anniversary of the date of the Participant’s separation from service.  The first payment shall include the payments, if any, required to be delayed under the preceding sentence.

(b)           A Participant who terminates employment prior to his Retirement shall be entitled to a benefit calculated in accordance with Plan section 3.01 but substituting the percentage shown in item (1) above with the following percentage:

Termination at age                                                                Percentage in Subsection (a)(1)

60                                                                           20%
61                                                                           20%
62                                                                           30%
63                                                                           40%
64                                                                           45%

3.03           Disability

If a Participant becomes Disabled prior to his termination of employment and during his employment with the Corporation or an Affiliate, he shall be entitled to receive a benefit calculated and paid in the same manner as set forth in Plan sections 3.01 and 3.02.  Such benefit shall begin on the first day of the month following the date the Participant is determined to be Disabled.

3.04           Death Benefits

(a)           If a Participant dies prior to his termination of employment, no benefits shall be payable under the Plan.

(b)           If a Participant dies after benefit payments begin under the Plan, a Participant’s Beneficiary shall be entitled to any of the 60 guaranteed quarterly payments remaining, which shall continue to be paid on a quarterly basis.

3.05           No Acceleration

No acceleration of any payment or benefit is permitted under this Plan unless in accordance with Code section 409A and Treasury Regulations or other applicable guidance thereunder.

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

ARTICLE IV

GUARANTEES

Middleburg Financial Corporation and any Affiliate participating in the Plan have only a contractual obligation to pay the benefits described in Article III.  All benefits are to be satisfied solely out of the general corporate assets of the Corporation or the appropriate Affiliate which shall remain subject to the claims of its creditors.  No assets of the Corporation or a participating Affiliate will be segregated or committed to the satisfaction of its obligations to any Participant or Beneficiary under this Plan.  If the Corporation, in its sole discretion, elects to purchase life insurance on the life of a Participant in connection with the Plan, the Participant must submit to a physical examination, if required by the insurer, and otherwise cooperate in the issuance of such policy or his rights under the Plan will be forfeited.

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

ARTICLE V
TERMINATION OF EMPLOYMENT

5.01           No Guarantee of Employment

The Plan does not in any way limit the right of the Corporation or an Affiliate at any time and for any reason to terminate the Participant’s employment or such Participant’s status as an Eligible Employee.  In no event shall the Plan, by its terms or by implication, constitute an employment contract of any nature whatsoever between the Corporation or an Affiliate and a Participant.

5.02           Termination of Employment

A Participant who ceases to be an Eligible Employee or whose employment with the Corporation and its Affiliates is terminated with Cause, shall immediately cease to be a Participant under this Plan and shall forfeit all rights under this Plan.  Further, in no event shall an individual who was a Participant but is not a Participant at the time of such individual’s death, termination of employment, Disability or vesting under the terms of the Retirement Plan, be entitled to any benefit under the Plan.  A Participant on authorized leave of absence from the Corporation shall not be deemed to have terminated employment or lost his status as an Eligible Employee for the duration of such leave of absence.  For purposes of this Section 5.02, “Cause” means the Participant’s failure to perform the material functions of his job for any reason other than for Disability, unlawful business conduct, theft, commission of a felony, or the failure of the Participant, within 10 days after receipt by the Participant of written notice from the Board to correct, cease, or otherwise alter any other omission that materially or adversely affects the Corporation’s profits or operations.

5.03           Forfeiture

Notwithstanding Section 5.02 above, a Participant forfeits all benefits if he enters into Competition with the Corporation.  For purposes of this Section 5.03, “Competition” means  to directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or any other individual or representative capacity whatsoever: (i) engage in a Competitive Business anywhere with a 25 mile radius of any office operated by the Corporation or on the date the Participant’s employment terminates; or (ii) solicit, or assist any other person or business entity in soliciting, any depositors or other customers of the Corporation to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any individuals to terminate their employment with the Corporation.  As used in this Plan, the term “Competitive Business” means all banking and financial products and services that are substantially similar to those offered by the Corporation on the date that the Participant’s employment terminates.

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

ARTICLE VI
TERMINATION, AMENDMENT OR MODIFICATION OF PLAN

6.01           Amendment or Termination

Except as otherwise specifically provided, the Corporation reserves the right to terminate, amend or modify this Plan, wholly or partially, at any time and from time to time.  Such right to terminate, amend or modify the Plan shall be exercised by the Board.  The Board may delegate to its Executive Committee all or part of its authority to amend or terminate the Plan.

6.02           Notice Requirement

(a)           Plan section 6.01 notwithstanding, no action to terminate the Plan shall be taken except upon written notice to each Participant to be affected thereby, which notice shall be given not less than thirty (30) days prior to such action.

(b)           Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid.  If notice is to be given to the Corporation such notice shall be addressed to it at Middleburg Financial Corporation, P. O. Box 5, Middleburg, Virginia 20118; addressed to the attention of the Corporate Secretary.  If notice is to be given to a Participant, such notice shall be addressed to the Participant’s last known address.

6.03           Limitation on Amendment, Termination, etc.

The rights of the Corporation set forth in Plan section 6.01 are subject to the condition that the Board or its delegate shall take no action to terminate the Plan or decrease the benefit that would become payable or is payable, as the case may be, with respect to a Participant who has become eligible for early, normal or postponed retirement under the Retirement Plan.

6.04           Effect of Plan Termination

Except as provided in Plan section 6.01 upon the termination of this Plan by the Board, the Plan shall no longer be of any further force or effect, and neither the Corporation, any Affiliate nor any Participant shall have any further obligation or right under this Plan.  Likewise, the rights of any individual who was a Participant and whose designation as a Participant is revoked or rescinded by the Board shall cease upon such action.  Any Plan termination shall be carried out in accordance with Code section 409A and Treasury Regulations or other applicable guidance thereunder

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

ARTICLE VII
OTHER BENEFITS AND AGREEMENTS

The benefits provided for a Participant and his Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program of the Corporation for its employees, and, except as may otherwise be expressly provided for, the Plan shall supplement and shall not supersede, modify or amend any other plan or program of the Corporation in which a Participant is participating.

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

ARTICLE VIII
RESTRICTIONS ON TRANSFER OF BENEFITS

No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.  If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit hereunder, then such right or benefit, in the discretion of the Board, shall cease and terminate, and, in such event, the Board may hold or apply the same or any part thereof for the benefit of such Participant or Beneficiary, his or her spouse, children, or other dependents, or any of them, in such manner and in such portion as the Board may deem proper.

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

ARTICLE IX
ADMINISTRATION OF THE PLAN

9.01           The Board

The Plan shall be administered by the Board.  Subject to the provisions of the Plan, the Board may adopt such rules and regulations as may be necessary to carry out the purposes hereof.  The Board’s interpretation and construction of any provision of the Plan shall be final and conclusive.   The Board in its sole discretion may delegate ministerial duties with respect to the administration of the Plan to employees of the Corporation or to third parties.

9.02           Indemnification of the Board

The Corporation shall indemnify and save harmless each member of the Board against any and all expenses and liabilities arising out of membership on the Board related to any shareholder or similar action involving the Plan, excepting only expenses and liabilities arising out of a member’s own willful misconduct.  Expenses against which a member of the Board shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof.  The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

9.03           Powers of the Board

In addition to the powers hereinabove specified, the Board shall have the power to compute and certify the amount and kind of benefits from time to time payable to Participants and their Beneficiaries under the Plan, to authorize all disbursements for such purposes, and to determine whether a Participant is entitled to a benefit under Plan section 3.01.

9.04           Information

To enable the Board to perform its functions, the Corporation shall supply full and timely information to the Board on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Board may require.

9.05           Claims Procedure

All claims for benefits shall be in writing in a form satisfactory to the Board.  If the Board wholly or partially denies a Participant’s or Beneficiary’s claim for benefits, the Board shall review the Participant’s claim in accordance with applicable procedures described in the Employee Retirement Income Security Act of 1974.

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

ARTICLE X
MISCELLANEOUS

10.01           Binding Nature

The Plan shall be binding upon the Corporation, any participating Affiliates and its successors and assigns; subject to the powers set forth in Article VI, and upon a Participant, his or her Beneficiary, and either of their assigns, heirs, executors and administrators.

10.02           Governing Law

To the extent not preempted by federal law, the Plan shall be governed and construed under the laws of the Commonwealth of Virginia (including its choice of law rules, except to the extent those rules would require the application of the law of a state other than Virginia) as in effect at the time of their adoption and execution, respectively.

10.03           Construction

Masculine pronouns wherever used shall include feminine pronouns and the use of the singular shall include the plural.

Middleburg Financial Corporation
Executive Retirement Plan
Effective July 1, 2004
As Amended and Restated Through April 28, 2010

ARTICLE XI
ADOPTION

The Corporation has adopted this Plan pursuant action taken by the Board.

As evidence of its adoption of the Plan, Middleburg Financial Corporation has caused this document to be signed by its President this 27th day of April, 2010, as amended and restated through April 28, 2010.

MIDDLEBURG FINANCIAL CORPORATION

                        By:   /s/ Gary R. Shook
                         President